Form No. 54-M CONTRACT FOR DEED    Minnesota Uniform Conveyancing Blanks
(1978)
Individual Seller

No delinquent taxes and transfer entered; Certificate of real Estate Value( )filed( )not required
____________________________,19____


___________________________________  County Auditor
By_________________________________  Deputy





Date:     June 29, 1998


THIS CONTRACT FOR DEED is made on the above date by GGS LLC, a limited liability company under the laws of Minnesota, Seller, and STINAR HG. INC., a Minnesota corporation, Purchaser (whether one or more).

Seller and Purchaser agree to the following terms:

I .     PROPERTY DESCRIPTION.  Seller hereby sells, and Purchaser hereby buys, real property in Dakota County, Minnesota, described as follows:

               See attached Rider A


together with all hereditaments and appurtenances belonging thereto (the Property).

2. TITLE. Seller warrants that title to the Property is, on the date of this contract, subject only to the following exceptions:

(a) Covenants, conditions, restrictions declarations and easements of record, if any;
(b)     Reservations of minerals or mineral rights by the State of Minnesota, if any;
(c)     Building, zoning and subdivision laws and regulations;
(d) The lien of real estate taxes and installments of special assessments which are payable by Purchaser pursuant to paragraph 6 of this contract; and
(e)     The following liens or encumbrances:    See attached Rider B



3. DELIVERY OF DEED AND EVIDENCE OF TITLE. Upon Purchasers prompt and full performance of this contract, Seller shall:

(a)     Execute, acknowledge and deliver to Purchaser a general Warranty
Deed, in      recordable form, conveying marketable title to the Property to
Purchaser, subject only to the following exceptions:

(i) Those exceptions referred to in paragraph 2(a), (b), (c) and (d) of this contract;
(ii) Liens, encumbrances, adverse claims or other matters which Purchaser has created, suffered or permitted to accrue after the date of this contract; and
(iii)The following liens or encumbrances: Those Identified In section 2(e) above

(b) (Deliver to Purchaser the abstract of title to the Property or, if the title is registered, the owners duplicate certificate of title.


4. PURCHASE PRICE. Purchaser shall pay to Seller, at Eagan, Minnesota, the sum of One Million One Hundred Thousand Dollars ($1,100,000), as and for the purchase price for the Property, payable as follows:

          See Rider A

5. PREPAYMENT. Unless otherwise provided in this contract, Purchaser shall have the right to fully or partially prepay this contract at any time without penalty. Any partial prepayment shall be applied first to payment of amounts then due under this contract, including unpaid accrued interest, and the balance shall be applied to tile principal installments to be paid in the inverse order of their maturity. Partial prepayment shall not postpone the due date of the installments to be paid pursuant to this contract or change the amount of such installments.

6. REAL ESTATE TAX AND ASSESSMENTS. Purchaser shall pay, before penalty accrues, all real estate taxes and installments of special assessments assessed against the Property which are due and payable in the year 1999 and in all subsequent years. Real estate taxes and installments of special assessments which are due and payable in the year in which this contract is dated shall be prorated to the date of this contract. Seller warrants that the real estate taxes and. installments of special assessments which were due and payable in the years preceding the year in which this contract is dated are paid in full.

7.     PROPERTY INSURANCE.

(a) INSURED RISKS AND AMOUNT. Purchaser shall keep all buildings, improvements and fixtures now or later located on or a part of the Property insured against loss by fire, extended coverage perils, vandalism, malicious mischief and, if applicable, steam boiler explosion for at least the amount of the replacement cost of improvements on the Property. If any of the buildings, improvements or fixtures are located in a federally designated flood prone area, and if flood insurance is available for that area, Purchaser shall procure and maintain flood insurance in amounts reasonably satisfactory to Seller.
(b) OTHER TERMS. The insurance policy shall contain a loss payable clause in favor of Seller which provides Sellers right to recover under the insurance shall not be impaired by any acts or omissions of Purchaser or Seller, and that Seller shall otherwise be afforded all rights and privileges customarily provided a mortgagee under the so-called standard mortgage clause.
(c) NOTICE OF DAMAGE. In the event of damage to the Property by fire or other casualty, Purchaser shall promptly give notice of such damage to Seller and the insurance company.

8.     DAMAGE TO THE PROPERTY.

(a) APPLICATION OF INSURANCE PROCEEDS. If the Property is damaged by fire or other casualty, the insurance proceeds paid on account of such damage shall be applied to payment of the amounts payable by Purchaser under this contract, even if such amounts are not then due to be paid, unless Purchaser makes a permitted election described in the next paragraph. Such amounts shall be first applied to unpaid accrued interest and next to the installments to be paid as provided in this contract in the inverse order of their maturity.
Such payment shall not postpone the due date of the installments to be paid pursuant to this contract or change the amount of such installments. The balance of insurance proceeds, if any, shall be the property of Purchaser.
(b) PURCHASER'S ELECTION TO REBUILD. If Purchaser is not in default under this contract, or after curing any such default, and if the mortgagees in any prior mortgages and sellers in any prior contracts for deed do not require otherwise, Purchaser may elect to have that portion of such insurance proceeds necessary to repair, replace or restore the damaged Property (the repair work) deposited in escrow with a bank or title insurance company qualified to do business in the State of Minnesota, or such other party as may be mutually agreeable to Seller and Purchaser. The election may only be made by written notice to Seller within sixty days after the damage occurs. Also, the election will only be permitted if the plans and specifications and contracts for the repair work are approved by Seller, which approval Seller shall not unreasonably withhold or delay. If such a permitted election is made by Purchaser, Seller and Purchaser shall jointly deposit, when paid, such insurance proceeds into such escrow. If such insurance proceeds are insufficient for the repair work, Purchaser shall, before the commencement of the repair work, deposit into such escrow sufficient additional money to insure the full payment for the repair work. Even if the insurance proceeds are unavailable or the insufficient to pay the cost of the repair work, Purchaser shall at all times be responsible to pay the full cost of the repair work. All escrowed funds shall be disbursed by the escrowee in accordance with generally accepted sound construction disbursement procedures. The costs incurred or to be incurred on account of such escrow shall be deposited by Purchaser into such escrow before the commencement of the repair work. Purchaser shall complete the repair work as soon as reasonably possible and in a good and workmanlike manner, and in any event the repair work shall be completed by Purchaser within one year after the damage occurs. If, following the completion of and payment for the repair work, there remain any undisbursed escrow funds, such funds shall be applied to payment of the amounts payable by Purchaser under this contract in accordance with paragraph 8(a) above.

9.     INJURY OR DAMAGE OCCURRING ON THE PROPERTY.

(a) LIABILITY. Seller shall be free from liability and claims for damages by reason of injuries occurring on or after the date of this contract to any person or persons or property while on or about the Property. Purchaser shall defend and indemnify Seller from all liability, loss, costs and obligations, including reasonable attorneys' fees, on account of or arising out of any such injuries. However, Purchaser shall have no liability or obligation to Seller for such injuries which are caused by the negligence or intentional wrongful act or omissions of seller.
(b) LIABILITY INSURANCE. Purchaser shall, at Purchaser's own expense, procure and maintain liability insurance against claims for bodily injury, death and property damage occurring on or about the Property in amounts reasonably satisfactory to Seller and naming Seller as an additional insured.

10. INSURANCE, GENERALLY. The insurance which Purchaser is required to procure and maintain pursuant to paragraphs 7 and 9 of this contract shall be issued by an insurance company or companies licensed to do business in the State of Minnesota and acceptable to Seller. The insurance shall be maintained by Purchaser at all times while any amount remains unpaid under this contract. The insurance policies shall provide for not less than ten days written notice to Seller before cancellation, non-renewal, termination or change in coverage, and Purchaser shall deliver to Seller a duplicate original or certificate of such insurance policy or policies.

11. CONDEMNATION. If all or any part of the Property is taken in condemnation proceedings instituted under power of eminent domain or is conveyed in lieu thereof under threat of condemnation, the money paid pursuant to such condemnation or conveyance in lieu thereof shall be applied to payment of the amounts payable by Purchaser under this contract, even if such amounts are not then due to be paid. Such amounts shall be applied first to unpaid accrued interest and next to the installments to be paid as provided in the, contract in the inverse order of their maturity. Such payment shall not postpone the due date of the installments to be paid pursuant to this contract or change the amount of such installments. The balance, if any, shall be the property of Purchaser.

12. WASTE, REPAIR AND LIENS. Purchaser shall not remove or demolish any buildings, improvements or fixtures now or later located on or a part of the Property, nor shall Purchaser commit or allow waste of the Property.
Purchaser shall maintain the Property in good condition and repair. Purchaser shall not create or permit to accrue liens or adverse claims against the Property which constitute a lien or claim against Seller's interest in the Property. Purchaser shall pay to Seller all amounts, costs and expenses, including reasonable attorneys' fees, incurred by Seller to remove any such liens or adverse claims.

13. DEED TAX. Seller shall, upon Purchasees full performance of this contract, pay the deed tax due upon the recording or filing of the deed to be delivered by Seller to Purchaser.

14. NOTICE OF ASSIGNMENT. If either Seller or Purchaser assigns their interest in the Property, a copy of such assignment shall promptly be furnished to the non-assigning party.

15. PROTECTION OF INTERESTS. If Purchaser fails to pay any sum of money required under the terms of this contract or fails to perform any of Purchaser's obligations as set forth in this contract, Seller may, at Seller's option, pay the same or cause the same to be performed, or both, and the amounts so paid by Seller and the cost of such performance shall be payable at once, with interest at the rate stated in paragraph 4 of this contract, as an additional amount due Seller under this contract.

If there now exists, or if Seller hereafter creates, suffers or permits to accrue, any mortgage, contract for deed, lien or encumbrance against the Property which is not herein expressly assumed by Purchaser, and provided Purchaser is not in default under this contract, Seller shall timely pay all amounts due thereon, and if Seller fails to do so, Purchaser may, at Purchaser's option, pay any such delinquent amounts and deduct the amounts paid from the installment(s) next coming due under this contract.

16. DEFAULT. The time of performance by Purchaser of the terms of this contract is an essential part of this contract. Should Purchaser fail to timely perform any of the terms of this contract, Seller may, at Seller's option, elect to declare this contract canceled and terminated by notice to Purchaser in accordance with applicable law. All rights, title and interest acquired under this contract by Purchaser shall then cease and terminate, and all improvements made upon the Property and all payments made by Purchaser pursuant to this contract shall belong to Seller as liquidated damages for breach of this contract. Neither the extension of the time for payment of any sum of money to be paid hereunder nor any waiver by Seller of Seller's rights to declare this contract forfeited by reason of any breach shall in any manner affect Seller's right to cancel this contract because of defaults subsequently occurring, and no extension of time shall be valid unless agreed to in writing. After service of notice of default and failure to cure such default within the period allowed by law, Purchaser shall, upon demand, surrender possession of tile Properly to Seller, but Purchaser shall be entitled to possession of the Property until the expiration of such period.

17. BINDING EFFECT. The terms of this contract shall run with the land and bind the parties hereto and their successors in interest.

18. HEADINGS. Headings of the paragraphs of this contract are for convenience only and do not define, limit or construe the contents of such paragraphs.

19. ASSESSMENTS BY OWNERS' ASSOCIATION. If the Property is subject to a recorded declaration providing for assessments to be levied against the Property by any owners' association, which assessments may become alien against the Property if not paid, then:

(a) Purchaser shall promptly pay, when due, all assessments imposed by the owners' association or other governing body as required by the provisions of the declaration or other related documents; and
(b) So long as the owners' association maintains a master or blanket policy of insurance against fire, extended coverage perils and such other hazards and in such amounts as are required by this contract, then:

(i) Purchaser's obligation in this contract to maintain hazard insurance coverage on the Property is satisfied; and
(ii)The provisions in paragraph 8 of this contract regarding application of insurance proceeds shall be superseded by the provisions of the declaration or other related documents; and
(iii)In the event of a distribution of insurance proceeds in lieu of restoration or repair following all insured casualty loss to the Property, any such proceeds payable to Purchaser are hereby assigned and shall be paid to Seller for application to the sum secured by this contract, with the excess, if any, paid to Purchaser.

20.ADDITIONAL TERMS.

               See Rider A

SELLER(S)    PURCHASER(S)

GGS LLC                                STINAR HG, INC
/s/ Gary F. Stinar                     By: /s/ RC Harvey
                                       Robert Harvey, President
/s/ Gene G. Stinar




STATE OF MINNESOTA)

COUNTY OF HENNEPIN


The foregoing instrument was acknowledged before me this 29th day of June, 1998, by Gene Stinar and Gary Stinar, the president and secretary, of GGS LLC, a limited liability company under hte laws of Minnesota, on behalf of the limited liability company, Grantor.




Notarial Stamp or Seal (or Other Title or Rank)






STATE OF MINNESOTA)

COUNTY OF HENNEPIN




The foregoing instrument was acknowledged before me this 29th day of June, 1998, by Robert Harvey, the President of Stinar HG. Inc., on behalf of the corporation, Grantee.



Notarial Stamp or Seal (or Other Title or Rank)





Title Instrument Was Drafted By (Name and Address)

OPPENHEIMER WOLFF & DONNELLY LLP (TGR)
3400 Plaza VII
45 South Seventh Street
Minneapolis, MN 55402


FAILURE TO RECORD OR FILE THIS CONTRACT FOR DEED MAY GIVE OTHER PARTIES PRIORITY OVER PURCHASER'S INTEREST IN THE PROPERTY.





RIDER A to CONTRACT FOR DEED



1.     Legal Description

The Property conveyed in the foregoing Contract for Deed of which this Rider A forms a part is legally described as follows:

Lot Four (4) Block Two (2) in Sibley Terminal Industrial Park, according to the plat thereof now on file and of record in the office of the Registrar of Deeds of Dakota County, Minnesota.


The Seller certifies that it has no knowledge of any wells located on the above-described real property.

2.     Title Insurance

Seller shall procure at its own cost a commitment for title insurance and Purchaser shall pay all premiums for title insurance in an amount not less than the Contract for Deed insuring marketable title to the Property, exclusive of all liens, encumbrances, restrictions, defects and other items except those named in the foregoing Contract for Deed.

3.     Purchase Price

The Purchase Price for the Property shall be the sum of One Million One Hundred Thousand Dollars ($1,100,000). Interest shall accrue on the unpaid balance of the Purchase Price from June 29, 1998, at the rate of eight and one-quarter percent (8 1/4%), with monthly payments of principal and interest based on an amortization over an assumed term of three hundred and sixty months. Principal and interest shall be paid in eighty-four equal monthly installments of principal and interest each in the amount of Eight Thousand Two Hundred Sixty-three and 93/100 Dollars ($8,263.93) commencing on July 1, 1998 and continuing on the first day of each month thereafter, with the entire remaining balance due and payable on the June 29, 2005.

4.     Environmental Matters

Seller and Purchaser acknowledge the Seller's obligations under the Asset Purchase Agreement dated March 31, 1998 among Purchaser, Seller, Stinar Corporation and the other shareholders of Stinar Corporation ("Purchase Agreement") to remediate certain environmental releases and contamination with respect to the Property and to escrow certain amounts payable hereunder to provide for the payment of costs incurred in such remediation. Seller and Purchaser agree that Paragraph 9 of the Purchase Agreement is incorporated herein by this reference.

Initial:

STINAR HG, INC. /s/ RCH            GGS LLC /s/ GGS






RIDER B to CONTRACT FOR DEED


Liens or Encumbrances
All right of access to Highway 13, except across the Northeasterly 30 feet has been taken by State of Minnesota as evidenced by final Certificate recorded in Book 62 of Miscellaneous Records, page 19, conveyance of access filed as Document No. 127294 and Quit Claim Deed filed as Document No. 128609.

Initial:

STINAR HG, INC. /s/ RCH            GGS LLC /s/ GGS